                                                                     Exhibit 21

                     LUCENT TECHNOLOGIES INC. SUBSIDIARIES

Name                                               Jurisdiction of Organization
----                                               ----------------------------

Lucent Technologies Argentina S.A.                          Argentina
 (Lucent Technologies Sociedad Anonima Argentina)
Lucent Technologies Australia Pty. Ltd.                     Australia
Lucent Technologies Austria Ges.m.b.H.                      Austria
Lucent Technologies Middle East W.L.L.                      Bahrain
Lucent Technologies Foreign Sales Corporation               Barbados
Lucent Technologies Belgium S.A./N.V.                       Belgium
Lucent Technologies Network Systems Belgium S.A./N.V.       Belgium
Lucent Technologies (Bermuda) Ltd.                          Bermuda
Lucent Technologies Network Systems do Brasil S.A.          Brazil
Lucent Technologies Brasil Ltda.                            Brazil
SID Telecommunicacoes E Controles, S.A.                     Brazil
Lucent Technologies World Services, Inc.                    Brunei
 (Brunei branch)
Lucent Technologies Eurasia Ltd. (Bulgaria)                 Bulgaria
Lucent Technologies Canada Inc.                             Canada
Lucent Technologies (Chile) Limitada                        Chile
Lucent Technologies Colombia S.A.                           Colombia
Lucent Technologies de Costa Rica S.A.                      Costa Rica
Lucent Technologies s.r.o.                                  Czech. Republic
Lucent Technologies EMEA B.V. (Czech. branch)               Czech. Republic
Lucent Technologies Denmark A/S                             Denmark
Lucent Technologies Dominicana C. por A.                    Dominican Republic
EcuaLucent Technologies S.A.                                Ecuador
Lucent Technologies International Inc.                      Egypt
 (Egypt branch)
Lucent Technologies El Salvador S.A. de C.V.                El Salvador
Lucent Technologies BCS S.A.                                France
TRT Lucent Technologies                                     France
Triple C Call Center Communications                         Germany
Lucent Technologies Business Communications                 Germany
 Systems and Microelectronics GmbH
Lucent Technologies Network Systems Gmbh                    Germany
Lucent Technologies de Guatemala S.A.                       Guatemala
Lucent Technologies World Services, Inc.                    Honduras
 (Honduras Branch Office)
Lucent Technologies de Honduras S.A.                        Honduras
Lucent Technologies Asia/Pacific Inc.                       Hong Kong
Lucent Technologies Korea Ltd. (Hong Kong branch)           Hong Kong
Lucent Technologies Asia/Pacific Ltd.                       Hong Kong
Lucent Technologies Hungary Ltd./Lucent                     Hungary
 Technologies Magyarorszag Kft.
Lucent Technologies India Pvt. Ltd.                         India
Lucent Technologies Network Systems                         Indonesia
 Nederland B.V. (Indonesia)
Lucent Technologies World Services Inc.                     Indonesia
 (Indonesia Project Office)
Lucent Technologies Asia/Pacific Inc.                       Indonesia
 (Indonesia Rep. Office)
Lucent Technologies Ireland Ltd.                            Ireland
Lucent Technologies GCM Sales Limited                       Ireland
Lucent Technologies Italia S.p.A.                           Italy
Lucent Technologies Japan Ltd.                              Japan
Lucent Technologies EMEA B.V.                               Kazakstan
 (Kazakstan Rep. Office)
Lucent Technologies Eurasia Ltd.                            Kazakstan
 (Kazakstan Rep. Office)
Lucent Technologies Korea Ltd.                              Korea
Lucent Technologies World Services Inc.                     Kuwait
 (Kuwait branch office)
Lucent Technologies Eurasia Ltd.                            Lithuania
 (Lithuania Rep. Office)
Lucent Technologies (Malaysia) Sdn. Bhd.                    Malaysia
Lucent Technologies BCS de Mexico, S.A. de C.V.             Mexico
Lucent Technologies de Mexico S.A. de C.V.                  Mexico
Lucent Technologies Holdings de Mexico S.A. de C.V.         Mexico
Lucent Technologies Microelectronica                        Mexico
 de Mexico S.A. de C.V.
Lucent Technologies Microelectronica                        Mexico
 de Monterrey, S.A. de C.V.
Lucent Technologies EMEA Services B.V.                      Netherlands
Lucent Technologies Network Systems Nederland B.V.          Netherlands
Lucent Technologies BCS Nederland B.V.                      Netherlands
Lucent Technologies EMEA B.V.                               Netherlands
Lucent Technologies (NZ) Limited                            New Zealand
Lucent Technologies Nicaragua S.A.                          Nicaragua
Lucent Technologies Qingdao Power                   People's Republic of China
 Systems Company, Ltd.
Lucent Technologies (China) Co., Ltd.               People's Republic of China
Lucent Technologies (Shanghai)                      People's Republic of China
 International Enterprises, Ltd.
Telecommunications Redioelectriques et                      Pakistan
 Telephoniques (TRT) (Pakistan branch)
Lucent Technologies World Services, Inc.                    Panama
 (Panama branch)
Lucent Technologies del Peru S.A.                           Peru
Telecommunications Redioelectriques et                      Philippines
 Telephoniques (TRT) (Philippines branch)
Lucent Technologies Philippines Inc.                        Philippines
Lucent Technologies Poland S.A.                             Poland
Lucent Technologies Polska Spolka z o.o.                    Poland
Lucent Technologies World Services Inc.                     Puerto Rico
 (Puerto Rico branch)
Lucent Technologies Puerto Rico Inc.                        Puerto Rico
Lucent Technologies Euradia Ltd.                            Romania
 (Romania branch)
Lucent Technologies EMEA B.V.                               Russian Federation
 (Moscow Rep. Office)
Lucent Technologies Eurasia Ltd.                            Russian Federation
 (Russian Moscow Rep. Office)
ZAO Lucent Technologies                                     Russian Federation
Lucent Technologies International Inc.                      Saudi Arabia
 (Saudi Arabia branch)
Lucent Technologies Consumer Products Pte. Ltd.             Singapore
Lucent Technologies Investments Pte. Ltd.                   Singapore
Lucent Technologies Microelectronics Pte. Ltd.              Singapore
Lucent Technologies Singapore Pte. Ltd.                     Singapore

Lucent Technologies Slovensko s.r.o.                        Slovak Republic
Lucent Technologies South Africa (Proprietary) Ltd.         South Africa
Lucent Technologies World Services, Inc. (Spain branch)     Spain
Lucent Technologies Microelectronica S.A.                   Spain
Lucent Technologies Network Systems Espana S.A.             Spain
Lucent Technologies Asia/Pacific Inc. (Sri Lanka branch)    Sri Lanka
Lucent Technologies Sweden AB.                              Sweden
Lucent Technologies A.G.                                    Switzerland
Lucent Technologies International Purchasing Company
 (Taiwan branch)                                            Taiwan
Lucent Technologies Taiwan Inc. (Taiwan branch)             Taiwan
Lucent Technologies Thailand Inc. (Thailand branch)         Thailand
Lucent Technologies Microelectronics Thailand Ltd.          Thailand
Lucent Technologies International Inc. (U.A.E. branch)      UAE (United Arab
                                                             Emirates)
AT&T Business Communications Europe Ltd.                    United Kingdom
Lucent Technologies Network Systems UK Ltd.                 United Kingdom
Lucent Technologies UK Limited                              United Kingdom
Telectron Systems Ltd.                                      United Kingdom
Western Electric Company, Ltd.                              United Kingdom
Lucent Technologies EMEA B.V. (Kiev-Ukraine)                Ukraine
L.T. Funding, LLC                                           Delaware
AG Communications Systems Corp.                             Delaware
Lucent Technologies Kazakhstan Ltd.                         Delaware
Lucent Technologies Systems & Technology Africa Inc.        Delaware
ATOR Corporation                                            New York
Bell Laboratories, Inc.                                     Delaware
Bell Telephone Laboratories Inc.                            Delaware
Litespec, Inc.                                              Delaware
Loose Tube Inc.                                             Delaware
Lucent Technologies Americas Inc.                           Delaware
Lucent Technologies Asia/Pacific Inc.                       Delaware
Lucent Technologies Construction Services, Inc.             Delaware
Lucent Technologies Eastern Ventures Inc.                   Delaware
Lucent Technologies Engineering Inc.                        Delaware
Lucent Technologies Eurasia Ltd.                            Delaware
Lucent Technologies Holdings Inc.                           Delaware
Lucent Technologies International Inc.                      Delaware
Lucent Technologies International Purchasing Company        Delaware
Lucent Technologies Management Services Inc.                Delaware
Lucent Technologies Maquiladoras Inc.                       Delaware
Lucent Technologies Opto Inc.                               Delaware
Lucent Technologies Realty Inc.                             New Jersey
Lucent Technologies Services Company Inc.                   Delaware
Lucent Technologies Taiwan Inc.                             Delaware
Lucent Technologies of Tampa Inc.                           Delaware
Lucent Technologies Technical Services Company, Inc.        Delaware
Lucent Technologies Thailand Inc.                           Delaware
Lucent Technologies Western Investments Inc.                Delaware
Lucent Technologies World Services Inc.                     Delaware
Morris County Aircraft Leasing Inc.                         Delaware
Nassau Metals Corporation                                   New York
NCS OSP Development Corp.                                   Delaware
NCS Ventures, Inc.                                          Delaware
Octel Communications Corp.                                  Delaware
Telecommunications Technology Middle East Inc.              Delaware
Western Electric Company, Incorporated                      Delaware
Western Electric International Incorporated                 North Carolina
Lucent Consumer Communications Inc.                         Delaware
Lucent Consumer Communications, LLC                         Delaware
Lucent Technologies Ventures Inc.                           Delaware
Lucent Technologies Venezuela S.A.                          Venezuela
Lucent Technologies Asia/Pacific Inc.
 (Vietnam Rep. Office)                                      Vietnam